A. Initial Investment Amount We do not accept cash, cashier’s checks/official bank checks, starter checks, foreign checks, money orders, third party checks, or travelers checks. of this Application.] Julie Manning /s/ Julie Manning Exhibit 6 TRANSFER APPLICATION (INCLUDING TERMS AND CONDITIONS IN SECTION 13) 1 CURRENT ACCOUNT (TRANSFEROR) Account Name LaSalle US Holdings, Inc. Account Number 2272 Social Security Number / Tax ID Number 36-4217044 Entity Type (e.g. Irrevocable Trust) Corporation Number of shares to be transferred 100% X Full transfer Partial transfer: Number of shares: or Dollar amount: 2 TRANSFEROR SIGNATURE Name of Authorized Signatory Signature of Authorized Signatory Date [By signing I/we agree to the terms and conditions in Section 13] Medallion Signature Guarantee Affix Signature Guarantee Stamp Here 3 TYPE OF TRANSFER X Re-registration (Name Change, Change of Custodian, Divorce/Separation, Individual to Trust, etc.) Gift Date of Gift: Inheritance Date of Death: or Alternate Cost Basis Date or Valuation Per Share: In the event of a transfer due to death, please provide a copy of the death certificate in lieu of Transferor signature. Secondary Market Purchase Cost per Share: $ Other Please specify:

4 TRANSFEREE TYPE OF OWNERSHIP To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. What this means for you is that when you open an account, we may ask for your name, address, social security number, date of birth, and other information that will allow us to identify you. This will assist us in ensuring that your information is secure. Please select one ownership type and attach any applicable documentation. CUSTODIAL OWNERSHIP Third Party IRA Plan Custodian (select IRA type) Traditional IRA Roth IRA SEP/IRA Other Custodial Relationship (please specify) NON-CUSTODIAL OWNERSHIP A. Individual B. Joint Tenant with Rights of Survivorship X C. Corporation (Specify type – please check one) D. Partnership S-Corporation X C-Corporation E. Trust G. Uniform Gift/Transfer to Minors (UGMA/UTMA) UGMA/UTMA, State of F. Pension Fund H. Transfer on Death I. Other (please specify) Minor’s Name

5 TRANSFEREE INFORMATION A. Investor First Name MI Last Name Gender (M/F) Joseph Romenesko Social Security Number / Tax ID Number Date of Birth (MM/DD/YYYY) 36-4160750 RESIDENCE ADDRESS: U.S. Address (No P.O. Boxes accepted as required by law) 200 E. Randolph Dr. City State Zip Code Chicago IL 60601 MAILING ADDRESS: U.S. Address (No P.O. Boxes accepted as required by law) City State Zip Code Check box if you would like statements sent to both addresses listed U.S. citizen Resident alien Nonresident alien B. Joint Owner/Co-Investor (if applicable) First Name MI Last Name Gender (M/F) Social Security Number / Tax ID Number Date of Birth (MM/DD/YYYY) U.S. Address (No P.O. Boxes accepted as required by law) City State Zip Code U.S. citizen Resident alien Nonresident alien C. Trust / Corporation / Partnership / Pension Fund / Other (if applicable) (Sections 5A and 5B must also be completed with Trustee information if the investment is made on behalf of a Trust) Name of Business Entity Tax ID Number Date of Trust Jones Lang LaSalle Co-Investment 36-4160750 D. Custodian Information (if applicable) (Sections 5A and 5B must also be completed) Name of Business Entity Name of Custodian or Trustee

Address	City	State	Zip Code

Custodian Tax ID#	Custodian/Brokerage Account #

Email Address	Daytime Phone Number

6 TRANSFEREE DISTRIBUTION DESIGNATION

Please complete this section to enroll in the Distribution Reinvestment Plan (the "DRIP") or to designate the form of distributions that you would like to receive (please select one).

☐ **A. Reinvest distributions pursuant to the DRIP.**

The investor elects to invest distributions in additional shares of Jones Lang LaSalle Income Property Trust, Inc. ("the Company") pursuant to the terms of the Prospectus and the DRIP described therein. See Section 10 for important additional information.

☐ **B. Check mailed to address set forth in Section 4A of this Application.**

☐ **C. Check mailed to Third-Party/Alternate Address/Custodian**

Name/Entity Name/Financial Institution	Mailing Address

City	State	Zip Code	Account Number

[X] **D. Direct Deposit (Please complete Section 7).** **Cash already elected and on file.**
The investor authorizes the Company or its agent to deposit distributions to the designated bank/brokerage account. This authority will remain in force until the Company is notified in writing to cancel it. In the event that the Company or its agent deposits funds erroneously into the account, they are authorized to debit the account for an amount not to exceed the amount of the erroneous deposit.

7 TRANSFEREE WIRING INSTRUCTIONS FOR DIRECT DEPOSITS AND LARGE ACCOUNTS

All investors utilizing Direct Deposit for distributions must provide wiring instructions to the investor's brokerage account or pre-designated U.S. bank account. All repurchases processed will be wired to the account on file with the transfer agent or, upon instruction, wired to another financial institution provided that the investor has made the necessary funds transfer arrangements. Funds wired by the Company or its agents must be to a U.S. financial institution (ACH network member).

Financial Institution

Street Address	City	State	Zip Code

Account Number	ABA Routing Number
On existing account #2000	

☐ Checking (*please include a voided check*)
☐ Savings (*please include deposit check*)
☐ Brokerage or Other

Electronic funds transfers require the signatures of the bank account owners exactly as they appear on the bank records. Registration of the bank account must be the same as names and signatures on this Application.

8 TRANSFEREE COST BASIS ELECTION

Internal Revenue Service regulations require security issuers to determine the adjusted cost basis for securities sold or repurchased, the nature of the gain or loss, and to report the information on Form 1099-B. Several tax lot relief methods are available to determine the adjusted cost basis; select one of the following options as the tax lot relief method to be used. This election may be changed at any time prior to or at the time of each repurchase. **If no method is selected, the Company will utilize the FIFO method as the default option.**

Select One:

☐ **FIFO**: First in first out method depletes tax lots in the chronological order in which they were acquired.
☐ **LIFO**: Last in first out method will repurchase newest available shares purchased.
☐ **HIFO**: Highest cost available shares will be repurchased first.
☐ **LOFO**: Lowest cost available shares will be repurchased first.
☐ **HILT**: Long term highest cost available shares will be repurchased first.
☐ **HIST**: Short term highest cost available shares will be repurchased first.
☐ **LILT**: Long term lowest cost available shares will be repurchased first.
☐ **LIST**: Short term lowest cost available shares will be repurchased first.

Specific Identification: Stockholders choose which tax lots they are selling and must specify particular lots to be sold prior to or at the time of each repurchase. 9 TRANSFEREE WITHHOLDING INFORMATION The undersigned certifies, under penalties of perjury (i) that the taxpayer identification number shown on the Transfer Form is true, correct and complete, and (ii) that I am (we are) not subject to backup withholding either because I (we) have not been notified that I am (we are) subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me (us) that I am (we are) no longer subject to backup withholding. NOTE: The Internal Revenue Service does not require your consent to any provision of this document other than the certification regarding backup withholding. Name of Authorized Signatory Signature of Authorized Signatory Date 10 IMPORTANT INVESTOR INFORMATION SEE THE TERMS AND CONDITIONS INCLUDED IN SECTION 13 OF THIS APPLICATION. All items on this Application must be completed in order to process the transfer. Please note that the Company, its agents and participating broker-dealers are required by law to obtain, verify and record certain personal information obtained to establish this account. We may also ask for other identifying documents or financial information relevant to a suitability assessment. If that information is not provided, we may not be able to transfer the account. In order to invest in the Company, we only accept checks drawn from a U.S. bank account or wired funds from a U.S. financial institution (ACH network member). We do not accept money orders, traveler's checks, starter checks, foreign checks, counter checks, third-party checks or cash. IMPORTANT INFORMATION FOR INVESTORS IN THE DISTRIBUTION REINVESTMENT PLAN: If the investor experiences a material adverse change in his/her financial condition or can no longer make the representations or warranties set forth in Section 9 of this Application, you are required to promptly notify the Company in writing. IMPORTANT INFORMATION FOR INVESTORS PURCHASING SHARES UNDER THE TERMS FOR UNIFORM GIFTS OR TRANSFERS TO MINORS (UGMA / UTMA): To the extent that shares of the Company are purchased for the benefit of a minor under UGMA /UTMA, the minor will be required to complete a Subscription Eligibility Form and Account Application at the time that he or she becomes of legal age as defined by the law of the minor's state of residency. 11 PARTICIPATING BROKER-DEALER / FINANCIAL ADVISOR OR REGISTERED INVESTMENT ADVISOR (“RIA”) INFORMATION If applicable, the financial advisor/RIA must complete all fields in this section and sign below to complete this Application. By signing this Application, the financial advisor/RIA warrants that he or she is duly licensed and may sell shares of the Company in the state designated as the investor's legal residence. All sales of securities must be made through a broker-dealer that has a Participating Broker-Dealer Agreement in effect with LaSalle Investment Management Distributors, LLC, the Company's dealer manager. Broker-Dealer Financial Advisor/RIA Name Financial Advisor/RIA Mailing Address City State Zip Code Financial Advisor/RIA Number Branch Number CRD Number Email Address Daytime Phone Number Fax Number The undersigned confirms by its signature, on behalf of the broker-dealer, that it (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has verified that the form of ownership selected is accurate and, if other than individual ownership, has verified that the individual executing on behalf of the investor is properly authorized and identified; (iii) has discussed such investor’s prospective purchase of shares with such investor; (iv) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares; (v) has delivered or made available a current Prospectus and related supplements, if any, to such investor; and (vi) has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The broker-dealer agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years. The undersigned further represents and certifies, on behalf of the broker-dealer, that in connection with this subscription for shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing Anti-Money Laundering Program and Customer Identification Program.

The undersigned financial advisor/RIA further represents and certifies that the investor has granted said financial advisor/RIA a power of attorney with the authority to execute this Transfer Application on the investor's behalf, including all required representations. Financial Advisor/RIA Signature Date Branch Manager Signature Date (if required by Participating Broker-Dealer) 12 MAIL COMPLETED APPLICATION TO: Standard Mail Jones Lang LaSalle Income Property Trust, Inc. Overnight Delivery Jones Lang LaSalle Income Property Trust, Inc. c/o DST Systems, Inc. c/o DST Systems, Inc. P.O. Box 219165 Kansas City, MO 64121-9165 430 W. 7th St Ste. 219165 Kansas City, MO 64105 Questions +1 855-652-0277 13 TRANSFER AGREEMENT: The Transferor hereby represents and warrants to the Transferee and to the Company that the Transferor owns the Shares being assigned hereby free and clear of all liens, claims and encumbrances. No transfer or assignment of any Shares shall be made if counsel for the Company is of the opinion that such transfer or assignment would be in violation of any state securities or “Blue Sky” laws (including investment suitability standards) applicable to the Company. If this would be the case as a result of this transfer, the Company will return this form and advise you of the reason that the transfer is void. The Transferee (or in the case of fiduciary accounts, the person authorized to sign on such transferee’s behalf), agrees to become a stockholder and hereby represent and warrant to the Company as follows: (a) I have received a copy of the final Prospectus (the Prospectus and all supplements and amendments thereto that were filed with the Securities and Exchange Commission) for Jones Lang LaSalle Income Property Trust, Inc. before completing this form. (b) I understand that the Company files a supplement to its Prospectus following the end of each month disclosing daily pricing information for the preceding month, which I can access through the Company’s website at www.jllipt.com, the SEC’s website at www.sec.gov or from my investment advisor, I also understand that following each business day, I can access the Company’s daily pricing information for that day from any of these sources as well as through the Company’s toll-free automated telephone line at 855-652-0277. I have received the Company’s NAV per share from one or more of these sources before completing this form. (c) I have (i) a minimum net worth of at least $250,000, or (ii) a minimum net worth of at least $100,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” I acknowledge that these suitability requirements can be met by myself or the fiduciary acting on my behalf. For these purposes, “net worth” is calculated excluding the value of my home, home furnishings and automobiles. (d) With the purchase of shares of the Company, no more than 10% of my liquid net worth will be invested in shares of the Company and other similar programs, including direct participation programs, with liquid net worth being defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. (e) I acknowledge that shares of the Company are not liquid, that there is no public market for the shares and that the Company may be unable to repurchase my shares at any particular time. (f) I am receiving/purchasing the shares for my own account or on behalf of a trust or other eligible entity. If I am receiving/purchasing shares on behalf of a trust or other eligible entity, I have due authority to sign this agreement and to legally bind the trust or other eligible entity to the terms and conditions for receiving/purchasing shares of the Company. (g) By signing this Transfer Agreement, Transferee agrees to the terms and conditions for owning shares of the Company as outlined in this Application, the Prospectus and any applicable supplements. I certify that I have received a copy of this prospectus and that I meet the net worth and gross annual income requirements described above. The Company will assert these representations and warranties in any proceeding in which a stockholder or a regulatory authority attempts to hold the Company liable because stockholders did not receive copies of this prospectus or because the Company failed to adhere to each state’s suitability requirements. I certify under penalties of perjury that I am not involved in any money laundering schemes and the source of any investment in the Company is not derived from any criminal activities. (h) I acknowledge that the Company does not and has not provided any tax advice associated with the purchase of shares of the Company and I agree to hold the Company harmless from and against any taxes that may be due or owing in connection with the purchase or sale of shares. (i) I further acknowledge that after an account is opened with the Company, I will receive account statements, a confirmation of my receipt/purchase and other correspondence which I must carefully review to ensure that my instructions have been properly acted upon. If any discrepancies are noted, I agree to notify the Company or the transfer agent in a timely manner. My failure to notify one of the above entities on a timely basis will relieve such entities of any liability with respect to any discrepancy. (ij I certify that I am of legal age to sign this form. For joint accounts, all parties must sign. Except in the case of a fiduciary account, the transferee may not grant any person a power of attorney to make the above representations on his, hers or its benefit. WITHHOLDING INFORMATION This application requires an accompanying W-9 form (enclosed). For further instructions on completing the W-9, please visit the Internal Revenue Service website at www.irs.gov. NOTE: By signing this form, you are not waiving any rights that you may have under federal and state securities laws.

Julie Manning /s/ Julie Manning The Shares are subject to restrictions on Beneficial Ownership, Constructive Ownership and Transfer for the purpose of the Company’s maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Company’s charter: (a) no Person may Beneficially Own or Constructively Own shares of the Company’s Common Stock in excess of 9.8% (in value or number of shares) of the outstanding shares of Common Stock of the Company; (b) no Person may Beneficially Own or Constructively Own shares of the Company’s Preferred Stock in excess of 9.8% of the value of the total outstanding shares of Preferred Stock of the Company; (c) no Person may Beneficially Own or Constructively Own Equity Shares that would result in the Company being “closely held” under Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT; (d) other than as provided in the Company’s charter, no Person may Transfer Equity Shares if such Transfer would result in the Equity Shares of the Company being owned by fewer than 100 Persons; and (e) no Person shall Transfer Equity Shares if such Transfer would (i) cause the Company to own an interest in a tenant or the Operating Partnership’s real property that is described in Section 856(d)(2)(B) of the Code and (ii) cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own Equity Shares which causes or will cause a Person to Beneficially Own or Constructively Own Equity Shares in excess or in violation of the above limitations must immediately notify the Company. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void. All capitalized terms in this paragraph have the meanings defined in the charter of the Company, as the same may be amended from time to time, a copy of which, including the restrictions on Transfer and ownership, will be furnished to each holder or prospective holder of Equity Shares of the Company on request and without charge. 14 SIGNATURE The undersigned hereby accepts and agrees to this transfer and the terms in Section 13 of this Application. Name of Authorized Signatory Signature of Authorized Signatory Date Medallion Signature Guarantee Affix Signature Guarantee Stamp Here